EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gerald McIlhargey, Acting President of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.

Date: August 14, 2007

By: /s/ GERALD MCILHARGEY
Name: Gerald McIlhargey
Title: Acting President